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                                                                    EXHIBIT 23.3

                         [LOGO OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  View Tech, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated February 17, 1998 included in this Form 10-K, into the Company's Registration Statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                              /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP

Los Angeles, California
March 27, 1998